EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232
Hospitality Properties Trust Announces First Quarter 2019 Results
First Quarter Net Income of $1.37 Per Common Share
First Quarter Normalized FFO of $0.88 Per Common Share

Newton, MA (May 10, 2019). Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter ended March 31, 2019:

	Three Months Ended March 31,
	2019	2018
	($ in thousands, except per share and RevPAR data)

Net income	$225,787	$80,206
Net income per common share	$1.37	$0.49
Adjusted EBITDAre (1)	$195,901	$202,956
Normalized FFO (1)	$144,640	$154,868
Normalized FFO per common share (1)	$0.88	$0.94

Portfolio Performance
Comparable hotel RevPAR	$87.02	$89.91
Change in comparable hotel RevPAR	(3.2%)	—
RevPAR (all hotels)	$87.77	$90.62
Change in RevPAR (all hotels)	(3.1%)	—
Coverage of HPT’s minimum returns and rents for hotels	0.71x	0.82x
Coverage of HPT's minimum rents for travel centers	1.71x	1.74x

(1)
Additional information and reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures including EBITDA, EBITDAre, Adjusted EBITDAre, FFO and Normalized FFO, for the quarters ended March 31, 2019 and 2018 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Executive Officer of HPT, made the following statement:
"HPT's first quarter 2019 comparable hotel RevPAR declined 3.2% compared to the prior year period due to occupancy decreases from twenty-eight hotels under renovation, non-recurring business related to significant weather events, the first quarter 2019 U.S. government shutdown and competition from new hotels. For hotels not impacted by these events, comparable RevPAR increased 1.6%.
HPT's 179 TA properties performed well during the three months ended March 31, 2019. Total fuel volumes were up 2.2% versus the same period last year, and non-fuel gross margins increased 2.9% with increases in the store, quick service restaurants and truck services businesses.
In April 2019, HPT announced a dividend increase to $0.54 per common share ($2.16 per share per year) which marks the eighth year in a row it has raised its common share dividend.”
Results for the Quarter Ended March 31, 2019 and Recent Activities:

•
Net Income: Net income for the quarter ended March 31, 2019 was $225.8 million, or $1.37 per diluted common share, compared to net income of $80.2 million, or $0.49 per diluted common share, for the quarter ended March 31, 2018. Net income for the quarter ended March 31, 2019 includes a $159.5 million, or $0.97 per diluted common share, gain on sale of real estate and $21.0 million, or $0.13 per diluted common share, of unrealized gains on equity securities. Net income for the quarter ended March 31, 2018 includes $25.0 million, or $0.15 per diluted common share, of net unrealized gains and losses on equity securities. The weighted average number of diluted common shares outstanding was 164.3 million and 164.2 million for the quarters ended March 31, 2019 and 2018, respectively.

•	Adjusted EBITDAre: Adjusted EBITDAre for the quarter ended March 31, 2019 compared to the same period in 2018 decreased 3.5% to $195.9 million.

•
Normalized FFO: Normalized FFO for the quarter ended March 31, 2019 were $144.6 million, or $0.88 per diluted common share, compared to Normalized FFO of $154.9 million, or $0.94 per diluted common share, for the quarter ended March 31, 2018.

•
Hotel RevPAR (comparable hotels): For the quarter ended March 31, 2019 compared to the same period in 2018 for HPT’s 323 hotels that were owned continuously since January 1, 2018: average daily rate, or ADR, increased 1.0% to $129.11; occupancy decreased 2.9 percentage points to 67.4%; and revenue per available room, or RevPAR, decreased 3.2% to $87.02.

•
Hotel RevPAR (all hotels): For the quarter ended March 31, 2019 compared to the same period in 2018 for HPT’s 327 hotels that were owned as of March 31, 2019: ADR increased 0.9% to $130.03; occupancy decreased 2.8 percentage points to 67.5%; and RevPAR decreased 3.1% to $87.77.

•
Coverage of Minimum Returns and Rents: For the quarter ended March 31, 2019, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns or rents due to HPT to (y) HPT’s minimum returns or rents due from hotels decreased to 0.71x from 0.82x for the quarter ended March 31, 2018.

For the quarter ended March 31, 2019, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.71x from 1.74x for the quarter ended March 31, 2018.

As of March 31, 2019, approximately 73% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•
Recent Property Acquisition Activities: As previously announced, in February 2019, HPT acquired the 335 room Hotel Palomar located in Washington, D.C. for a purchase price of $141.5 million, excluding acquisition related costs. HPT added this Kimpton® branded hotel to its management agreement with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or IHG.

In May 2019, HPT acquired the 198 room Crowne Plaza® hotel located in Milwaukee, WI for a purchase price of $30.0 million, excluding acquisition related costs. HPT added this hotel to its management agreement with IHG.

•
Transaction with TravelCenters of America LLC: As previously announced, in January 2019, HPT sold 20 travel centers in 15 states to TravelCenters of America LLC (Nasdaq: TA), or TA, that HPT owned and leased to TA for $308.2 million. HPT realized a gain of $159.5 million from these sales during the quarter ended March 31, 2019. HPT used the proceeds from these sales to repay borrowings under its revolving credit facility and for general business purposes, including hotel acquisitions. HPT and TA also amended and extended the terms of their leases. On April 1, 2019, HPT received the first of 16 quarterly installments of $4.4 million of previously deferred rents under the terms of the amended leases.

Tenants and Managers: As of March 31, 2019, HPT had eight operating agreements with six hotel operating companies for 327 hotels with 50,882 rooms, which represented 71% of HPT’s total annual minimum returns and rents, and five lease agreements with TA for 179 travel centers, which represented 29% of HPT’s total annual minimum returns and rents.

•
Marriott Agreements: As of March 31, 2019, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $71.5 million as of March 31, 2019 (approximately $17.9 million per quarter). During the three months ended March 31, 2019, HPT realized returns under its Marriott No. 1 agreement of $15.7 million. Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of hotel operating expenses and funding of a FF&E reserve. HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $108.2 million as of March 31, 2019 (approximately $27.0 million per quarter). During the three months ended March 31, 2019, HPT realized returns under its Marriott No. 234 agreement of $26.9 million. HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guaranty from Marriott; during the three months ended March 31, 2019, HPT reduced the available security deposit by $2.1 million to cover shortfalls in hotel cash flows available to pay the minimum returns due to HPT during the period. As of March 31, 2019, the available security deposit from Marriott for the Marriott No. 234 agreement was $30.6 million and there was $30.7 million available under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls if and after the available security deposit is depleted. HPT's Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended March 31, 2019 of $2.6 million was paid to HPT.

•
IHG Agreement: As of March 31, 2019, 101 of HPT’s hotels were operated by subsidiaries of IHG under one agreement requiring annual minimum returns and rents to HPT of $205.0 million as of March 31, 2019 (approximately $51.3 million per quarter). During the three months ended March 31, 2019, HPT realized returns and rents under its IHG agreement of $49.6 million. HPT's IHG agreement is partially secured by a security deposit. During the three months ended March 31, 2019, HPT reduced the available security deposit by $14.3 million to cover shortfalls in hotel cash flows available to pay the minimum returns and rents due to HPT during the period. As of March 31, 2019, the available IHG security deposit which HPT held to pay future payment shortfalls was $85.7 million. In connection with the February acquisition of the Hotel Palomar described above, IHG agreed to provide HPT $5.0 million to supplement the existing security deposit.

•
Sonesta Agreement: As of March 31, 2019, 51 of HPT’s hotels were operated under a management agreement with Sonesta International Hotels Corporation, or Sonesta, requiring annual minimum returns of $127.6 million as of March 31, 2019 (approximately $31.9 million per quarter). During the three months ended March 31, 2019, HPT realized returns under its Sonesta agreement of $14.2 million. Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of hotel operating expenses including management and related fees.

•
Wyndham Agreement: As of March 31, 2019, 22 of HPT’s hotels were operated under a management agreement with subsidiaries of Wyndham Hotels & Resorts, Inc. (NYSE: WH), or Wyndham, requiring annual minimum returns of $27.9 million as of March 31, 2019 (approximately $7.0 million per quarter). The guaranty provided by Wyndham with respect to the management agreement was limited to $35.7 million and has been depleted since 2017. HPT's agreement with the Wyndham subsidiary provides that if the hotels' cash flows available after payment of hotel operating expenses are less than the minimum returns due to HPT and if the guaranty is depleted, to avoid default Wyndham is required to pay HPT the greater of the available hotel cash flows after payment of hotel operating expenses and 85% of the contractual minimum amount due. During the three months ended March 31, 2019, HPT realized returns under its Wyndham agreement of $5.9 million, which represents 85% of the minimum returns due for the period. HPT also leases 48 vacation units in one of the hotels to a subsidiary of Wyndham Destinations, Inc. (NYSE: WYND), or Destinations, which requires annual minimum rent of $1.5 million (approximately $0.4 million per quarter). The guaranty provided by Destinations with respect to the lease is unlimited. The contractual rent due to HPT under the lease for Destinations' 48 vacation units during the three months ended March 31, 2019 was paid to HPT.

•
Hyatt Agreement: As of March 31, 2019, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt, requiring annual minimum returns of $22.0 million as of March 31, 2019 (approximately $5.5 million per quarter). During the three months ended March 31, 2019, HPT realized returns under its Hyatt agreement of $5.5 million. HPT’s Hyatt agreement is partially secured by a limited guaranty from Hyatt. During the three months ended March 31, 2019, the hotels under this agreement generated cash flows that were less than the minimum returns due to HPT, and Hyatt made $0.4 million of guaranty payments to cover the shortfall. As of March 31, 2019, there was $21.5 million available under Hyatt's guaranty.

•
Radisson Agreement: As of March 31, 2019, nine of HPT’s hotels were operated under a management agreement with a subsidiary of Radisson Hospitality, Inc., or Radisson, requiring annual minimum returns of $19.8 million as of March 31, 2019 (approximately $4.9 million per quarter). During the three months ended March 31, 2019, HPT realized returns under its Radisson agreement of $4.8 million. HPT’s Radisson agreement is partially secured by a limited guaranty from Radisson. During the three months ended March 31, 2019, the hotels under this agreement generated cash flows that were less than the minimum returns due to HPT, and Radisson made $2.6 million of guaranty payments to cover the shortfall. As of March 31, 2019, there was $39.9 million available under Radisson's guaranty.

•
Travel Center Agreements: As of March 31, 2019, HPT’s 179 travel centers located along the U.S. Interstate Highway system were leased to TA under five lease agreements, which require aggregate annual minimum rents of $246.1 million (approximately $61.5 million per quarter). As of March 31, 2019, all payments due to HPT from TA under these leases were current. See above regarding transactions we completed with TA in January 2019.

Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, John Murray, and Chief Financial Officer and Treasurer, Brian Donley, will host a conference call to discuss HPT's first quarter 2019 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Friday, May 17, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10130293.
A live audio webcast of the conference call will also be available in a listen-only mode on HPT’s website, www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s first quarter conference call is strictly prohibited without the prior written consent of HPT.
Supplemental Data:
A copy of HPT’s First Quarter 2019 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com. HPT’s website is not incorporated as part of this press release.
Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, the District of Columbia, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.
Non-GAAP Financial Measures:
HPT presents certain “non-GAAP financial measures” within the meaning of applicable Securities and Exchange Commission, or SEC, rules, including EBITDA, EBITDAre, Adjusted EBITDAre, FFO and Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income as indicators of HPT’s operating performance or as measures of HPT’s liquidity. These measures should be considered in conjunction with net income as presented in HPT’s condensed consolidated statements of income. HPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income. HPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of HPT’s operating performance between periods and with other REITs.
Please see the pages attached hereto for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO and Normalized FFO, EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Hotel operating revenues (1)	$455,385	$445,276
Rental income (2)	68,151	81,993
FF&E reserve income (3)	1,372	1,364
Total revenues	524,908	528,633

Expenses:
Hotel operating expenses (1)	319,125	314,982
Depreciation and amortization	99,365	99,617
General and administrative (4)	12,235	11,734
Total expenses	430,725	426,333

Gain on sale of real estate (5)	159,535	—
Dividend income	876	626
Unrealized gains and losses on equity securities, net (6)	20,977	24,955
Interest income	637	292
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,570 and $2,478, respectively)	(49,766)	(47,540)
Income before income taxes and equity in earnings of an investee	226,442	80,633
Income tax expense	(1,059)	(471)
Equity in earnings of an investee	404	44
Net income	$225,787	$80,206

Weighted average common shares outstanding (basic)	164,278	164,199
Weighted average common shares outstanding (diluted)	164,322	164,219

Net income per common share (basic and diluted)	$1.37	$0.49
See Notes on page 8

HOSPITALITY PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS,
NORMALIZED FUNDS FROM OPERATIONS, EBITDA, EBITDAre AND ADJUSTED EBITDAre
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Calculation of FFO and Normalized FFO: (7)
Net income	$225,787	$80,206
Add (Less): Depreciation and amortization	99,365	99,617
Gain on sale of real estate (5)	(159,535)	—
Unrealized gains and losses on equity securities, net (6)	(20,977)	(24,955)
FFO and Normalized FFO	$144,640	$154,868

Weighted average common shares outstanding (basic)	164,278	164,199
Weighted average common shares outstanding (diluted)	164,322	164,219

Basic and diluted per common share amounts:
FFO and Normalized FFO	$0.88	$0.94
Distributions declared per share	$0.53	$0.52

	Three Months Ended March 31,
	2019	2018
Calculation of EBITDA, EBITDAre and Adjusted EBITDAre: (8)
Net income	$225,787	$80,206
Add: Interest expense	49,766	47,540
Income tax expense	1,059	471
Depreciation and amortization	99,365	99,617
EBITDA	375,977	227,834
Less: Gain on sale of real estate (5)	(159,535)	—
EBITDAre	216,442	227,834
Add (Less): General and administrative expense paid in common shares (9)	436	77
Unrealized gains and losses on equity securities, net (6)	(20,977)	(24,955)
Adjusted EBITDAre	$195,901	$202,956
See Notes on page 8

(1)
As of March 31, 2019, HPT owned 327 hotels; 325 of these hotels were managed by hotel operating companies and two hotels were leased to hotel operating companies. As of March 31, 2019, HPT also owned 179 travel centers; all 179 of these travel centers were leased to TA under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT's managed hotels had net operating results that were, in the aggregate, $42,839 and $27,586 less than the minimum returns due to HPT for the three months ended March 31, 2019 and 2018, respectively. When managers of these hotels are required to fund the shortfalls under the terms of HPT’s management agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $22,465 and $10,851 for the three months ended March 31, 2019 and 2018, respectively. When HPT reduces the amounts of the security deposit it holds for any of its operating agreements for payment deficiencies, it does not result in additional cash flows to HPT of the deficiency amounts, but reduces the refunds due to the respective tenants or managers who have provided HPT with these deposits upon expiration of the respective operating agreement. The security deposits are non-interest bearing and are not held in escrow. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its management agreements of $20,676 and $17,769 for the three months ended March 31, 2019 and 2018, respectively, which represent the unguaranteed portions of HPT's minimum returns from its Marriott, Sonesta and Wyndham agreements. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $1,275 more than the minimum returns due to HPT for the three months ended March 31, 2018. The net operating results of HPT's managed hotel portfolios did not exceed the minimum returns due to HPT for the three months ended March 31, 2019. Certain of HPT's guarantees and its security deposits may be replenished by a share of future cash flows from the applicable hotel operations in excess of the minimum returns due to HPT pursuant to the terms of the respective agreements. When HPT's guarantees and security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated statements of income as an increase to hotel operating expenses. HPT had $1,275 of guaranty and security deposit replenishments for the three months ended March 31, 2018. There were no replenishments for the three months ended March 31, 2019.

(2)
Rental income includes decreases of $1,132 and increases of $3,079 for the three months ended March 31, 2019 and 2018, respectively, of adjustments necessary to record scheduled rent changes under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis.

(3)
Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its tenants into the escrow accounts under its hotel leases as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)
Incentive fees under HPT’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although HPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO or Adjusted EBITDAre until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. No estimated business management incentive fee expense was recorded for the three months ended March 31, 2019 or 2018.

(5)	HPT recorded a $159,535 gain on sale of real estate during the three months ended March 31, 2019 in connection with the sales of 20 travel centers.

(6)
Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of HPT's investments in The RMR Group Inc. and TA common shares to their fair value as of March 31, 2019 and 2018.

(7)
HPT calculates funds from operations, or FFO, and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as certain other adjustments currently not applicable to HPT. In calculating Normalized FFO, HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its credit agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance, and HPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than HPT does.

(8)
HPT calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to HPT. In calculating Adjusted EBITDAre, HPT adjusts for the items shown above and includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than HPT does.

(9)	Amounts represent the equity compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Real estate properties:
Land	$1,671,210	$1,626,239
Buildings, improvements and equipment	7,962,010	7,896,734
Total real estate properties, gross	9,633,220	9,522,973
Accumulated depreciation	(2,979,795)	(2,973,384)
Total real estate properties, net	6,653,425	6,549,589
Cash and cash equivalents	23,675	25,966
Restricted cash	75,129	50,037
Due from related persons	79,710	91,212
Other assets, net	423,865	460,275
Total assets	$7,255,804	$7,177,079

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$141,000	$177,000
Unsecured term loan, net	397,442	397,292
Senior unsecured notes, net	3,600,314	3,598,295
Security deposits	116,448	132,816
Accounts payable and other liabilities	250,925	211,332
Due to related persons	13,109	62,913
Total liabilities	4,519,238	4,579,648

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,441,709 shares issued and outstanding	1,644	1,644
Additional paid in capital	4,545,917	4,545,481
Cumulative other comprehensive loss	(200)	(266)
Cumulative net income available for common shareholders	3,457,682	3,231,895
Cumulative common distributions	(5,268,477)	(5,181,323)
Total shareholders’ equity	2,736,566	2,597,431
Total liabilities and shareholders’ equity	$7,255,804	$7,177,079

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever HPT uses words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "will", "may" and negatives or derivatives of these or similar expressions, HPT is making forward-looking statements. These forward-looking statements are based upon HPT's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by HPT's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond HPT's control. For example:

•
Mr. Murray states in this press release that comparable hotel RevPAR increased for hotels not impacted by renovations, non-recurring business related to significant weather events, the U.S. government shutdown during the first quarter of 2019 and competition from new hotels compared with the prior year period. Mr. Murray also states in this press release that total fuel volumes and non-fuel gross margins at its TA properties improved during the first quarter of 2019 compared with the prior year period. These statements may imply that HPT's comparable hotels that were impacted by renovation activities, non-recurring business related to significant weather events, the U.S. government shutdown and competition from new hotels will experience similar RevPAR improvements once those hotels are no longer impacted by those matters. In addition, these statements may imply that TA properties' total fuel volumes and non-fuel gross margins will continue to improve. In fact, those comparable hotels may not realize increased RevPAR, even when the matters that negatively impacted them in the 2019 first quarter no longer impact them, or otherwise. Further, TA's fuel volumes and non-fuel gross margins at HPT's TA properties may not continue to improve and they could decline, which may reduce coverage of HPT's minimum rents from its TA properties and negatively impact TA's ability to pay HPT rent.

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As of March 31, 2019, approximately 73% of HPT's aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT's managers and tenants. This may imply that these minimum returns and rents will be paid. In fact, certain of these guarantees and security deposits are limited in amount and duration and all the guarantees are subject to the guarantors' abilities and willingness to pay. HPT cannot be sure of the future financial performance of HPT's properties and whether such performance will cover HPT's minimum returns and rents, whether the guarantees or security deposits will be adequate to cover future shortfalls in the minimum returns or rents due to HPT which they guarantee or secure, or regarding HPT's managers', tenants' or guarantors' future actions if and when the guarantees and security deposits expire or are depleted or their abilities or willingness to pay minimum returns and rents owed to HPT. Moreover, the security deposits HPT holds are not segregated from HPT's other assets and the application of security deposits to cover payments shortfalls will result in HPT recording income, but will not result in HPT receiving additional cash. The balance of HPT's annual minimum returns and rents as of March 31, 2019 was not secured by guarantees or security deposits.

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HPT has no guarantees or security deposits for the minimum returns due to HPT from HPT's Marriott No. 1 or Sonesta agreements and the guaranty from Wyndham has been depleted. Accordingly, HPT may receive amounts that are less than the contractual minimum returns stated in these agreements. HPT can provide no assurance as to whether Wyndham will continue to pay at least the greater of available hotel cash flows after payment of hotel operating expenses and 85% of the minimum returns due to HPT or if Wyndham will default on its payments.

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Mr. Murray states in this press release that HPT increased its dividend to $0.54 per common share ($2.16 per share per year). A possible implication of this statement is that HPT will continuously pay quarterly dividends of $0.54/share per quarter or $2.16/share per year in the future. Mr. Murray also states in this press release that HPT has increased its dividend annually for eight consecutive years. A possible implication of this statement is that HPT will continue to increase its annual dividend in the future. HPT’s dividend rates are set from time to time by HPT’s Board of Trustees. HPT's Board of Trustees considers many factors when setting dividend rates, including HPT’s historical and projected income, Normalized FFO, cash available for distribution, the then current and expected needs and availability of cash to pay HPT’s obligations and fund HPT’s investments, distributions which may be required to be paid to maintain HPT’s qualification for taxation as a REIT and other factors deemed relevant by HPT’s Board of Trustees in its discretion. Accordingly, future dividend rates may be increased or decreased and there is no assurance as to the rate at which future dividends will be paid.
The information contained in HPT's filings with the SEC, including under the caption "Risk Factors" in HPT's periodic reports, or incorporated therein, identifies other important factors that could cause differences from HPT's forward-looking statements. HPT's filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, HPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
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